Exhibit 5.1

November 19, 2012

PRGX Global, Inc.

600 Galleria Parkway,

Suite 100

Atlanta, Georgia 30339

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed by PRGX Global, Inc., a Georgia corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the following securities that may be issued by the Company (the “Company Securities”):

1.	Common Stock, no par value per share, of the Company (the “Common Stock”);

2.	Preferred stock purchase rights of the Company evidencing the right to purchase, subject to the occurrence of certain events, one one-hundredth of a share of participating preferred stock (the “Preferred Stock Purchase Rights”);

3.	Preferred Stock, no par value per share, of the Company (the “Preferred Stock” and, together with the Common Stock and the Preferred Stock Purchase Rights to be sold by the Company, the “Company Stock”);

4.	Senior debt securities, in one or more series, of the Company (the “Senior Debt Securities”);

5.	Subordinated debt securities, in one or more series, of the Company (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”);

6.	Warrants of the Company to purchase Company Stock or Debt Securities (the “Warrants”);

7.	Depositary shares of the Company representing fractional shares or multiple shares of Preferred Stock (the “Depositary Shares”);

8.	Stock purchase contracts obligating the holders to purchase from the Company a specified amount of other Company Securities (the “Stock Purchase Contracts”);

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November 19, 2012

9.	Stock purchase units, each representing ownership of (i) Stock Purchase Contracts, and (ii) other Company Securities or debt obligations of third parties, including U.S. treasury securities, securing a holder’s obligation to purchase securities under such Stock Purchase Contracts (to the extent constituting securities under the Securities Act issued by the Company, the “Stock Purchase Units”);

10.	Rights of the Company evidencing the right to purchase Common Stock, Preferred Stock, Debt Securities or Depository Shares of the Company (the “Rights”); and

11.	Units of the Company comprised of one or more of the foregoing Company Securities, in any combination, which may or may not be separable from one another (the “Units”);

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $100,000,000.

The Registration Statement is also being filed to register for resale an additional 4,756,771 shares of Common Stock, together with the associated Preferred Stock Purchase Rights (the “Selling Stockholders’ Shares,” and together with the Company Securities, the “Securities”), which may be offered and sold, from time to time, by the selling stockholders (the “Selling Stockholders”) identified in the Registration Statement.

The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

For purposes of the opinions we express below, we have examined the originals or copies, certified or otherwise identified, of (i) the articles of incorporation and bylaws of the Company, each as amended and/or restated to date (the “Charter Documents”); (ii) certain resolutions of the board of directors of the Company (the “Board”) related to the filing of the Registration Statement, the offering of the Company Securities, and related matters, (iii) the Registration Statement and all exhibits thereto, (iv) the specimen Common Stock certificate of the Company, (v) that certain Shareholder Protection Rights Agreement, dated as of August 9, 2000, between the Company and American Stock Transfer & Trust Company, LLC, as rights agent, as amended (the “Rights Plan”), and (vi) certain corporate records of the Company, including minute books of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

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November 19, 2012

As to various questions of fact material to the opinions expressed below, we have, without independent third party verification of their accuracy, relied in part, and to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company contained in such documents, records, agreements, certificates, instruments or representations furnished or made available to us by the Company.

The Senior Debt Securities are to be issued pursuant to a Senior Debt Indenture between the Company and a trustee to be named in such Indenture, a form of which is included as Exhibit 4.3 to the Registration Statement (the “Senior Indenture”). The Subordinated Debt Securities are to be issued pursuant to a Subordinated Debt Indenture between the Company and a trustee to be named in such Indenture, a form of which is included as Exhibit 4.5 to the Registration Statement (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”).

The Preferred Stock Purchase Rights to be issued in the future by the Company are to be, and the Preferred Stock Purchase Rights associated with the Selling Stockholders’ Shares were, issued pursuant to the terms of the Rights Plan. The Warrants are to be issued pursuant to one or more warrant agreements between the Company and a bank or trust company, as warrant agent (the “Warrant Agreements”). The Depositary Shares are to be evidenced by Depositary Receipts to be issued pursuant to one or more deposit agreements between the Company and a bank or trust company, as depositary (the “Deposit Agreements”). The Rights are to be issued pursuant to one or more rights agreements between the Company and a bank or trust company, as rights agent (the “Rights Agreements”). The Units are to be issued pursuant to one or more unit agreements or indentures between the Company and a bank or trust company, as unit agent (the “Unit Agreements”).

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine and provided by natural persons with legal capacity and authority to execute such documents, (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents, (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will not have been terminated or rescinded, (v) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby, (vi) all Securities will be issued and/or sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement, (vii) each of the Company Securities, and the instruments pursuant to which they are duly authorized and established, will have been specifically authorized for issuance by the Board or an authorized committee thereof (the “Company Authorizing Resolutions”), (viii) the terms of each of the Company Securities

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November 19, 2012

and of their respective issuance and sale will have been duly authorized and established in conformity with the applicable Charter Documents, articles of amendment (in the case of the Preferred Stock) (“Articles of Amendment”), Indenture, Warrant Agreement, Rights Agreement, Deposit Agreement or Unit Agreement, as the case may be, (ix) each of the Company Securities will have been duly executed and countersigned, (x) the Company will have received the consideration provided for in the Company Authorizing Resolutions, (xi) the applicable Indenture, Warrant Agreement, Deposit Agreement, Rights Agreement and Unit Agreement will be duly authorized, executed and delivered by the parties thereto, (xii) each person signing the Articles of Amendment, Indenture, Warrant Agreement, Deposit Agreement, Rights Agreement and Unit Agreement, as applicable, will have the legal capacity and authority to do so, (xiii) with respect to the Company Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Charter Documents and not otherwise reserved for issuance, (xiv) with respect to Stock Purchase Contracts and Stock Purchase Units, the applicable purchase contract and any related pledge agreement will each be duly authorized, executed and delivered by the parties thereto, (xv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered thereby will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, and (xvi) any Company Securities issuable upon conversion, exchange, redemption or exercise of any Company Securities being offered will have been duly and validly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise.

We have also assumed that (i) the Company will continue to be validly existing and in good standing under the laws of Georgia, and will have all requisite power and authority to enable it to execute, deliver and perform its obligations under the Company Securities and the related documents, (ii) the Company Securities will be established so as not to, and such execution, delivery and performance thereof (including the documents establishing them) will not, violate, conflict with or constitute a default under any applicable laws, rules or regulations to which the Company is subject, (iii) such execution, delivery and performance do not and will not constitute a breach, conflict, default or violation of (a) the Company’s Charter Documents, or any agreement or other instrument to which the Company or its properties are subject, (b) any judicial or regulatory order or decree of any governmental authority or (c) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority, (iv) the Debt Securities will not bear interest at a rate that is usurious under the laws of the jurisdiction governing the creation thereof, and (v) the choice of New York law in each of the agreements purporting to be governed by the laws of the State of New York that establish and create the Company Securities (other than the Common Stock, Preferred Stock Purchase Rights and Preferred Stock) is legal, valid, binding and enforceable under the laws of all applicable jurisdictions.

We express no opinion herein as to the laws of any state or jurisdiction other than the laws of the State of New York and the State of Georgia and the federal laws of the United States of America.

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November 19, 2012

Our opinion addresses the Preferred Stock Purchase Rights in their entirety and not any particular provision thereof. It should be understood that it is not settled whether the invalidity of any particular provision of the Rights Plan or of the Preferred Stock Purchase Rights issued thereunder would invalidate the Preferred Stock Purchase Rights in their entirety. We do not address whether, in adopting or authorizing the Rights Plan and the Preferred Stock Purchase Rights, the Board acted, or with respect to the Preferred Stock Purchase Rights in the future will act, in a manner consistent with the Board’s fiduciary duties nor as to any determination that a court of competent jurisdiction may make regarding whether the Board would be required to redeem and/or terminate, or take other action with respect to, the Preferred Stock Purchase Rights at some future time based on the actions taken or not taken by the Board or facts and circumstances existing at that time.

The opinions herein below are subject to, and qualified and limited by the effects of: (i) bankruptcy, fraudulent conveyance or fraudulent transfer, insolvency, reorganization, moratorium, liquidation, conservatorship and similar laws, and limitations imposed under judicial decisions related to or affecting creditors’ rights and remedies generally, (ii) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law, and principles limiting the availability of the remedy of specific performance, (iii) concepts of good faith, fair dealing and reasonableness, (iv) the possible unenforceability under certain circumstances of provisions providing for indemnification or contribution that is contrary to public policy, and (v) Section 14-2-640 of the Georgia Business Corporation Code. We also express no opinion concerning the enforceability of (a) the choice of New York law in each of the documents establishing the Debt Securities under the laws of any jurisdiction other than New York or (b) the waiver of rights or defenses contained in the documents establishing the Securities.

Based upon and subject to the foregoing, we are of the opinion that:

1.	With respect to shares of Common Stock, when certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the provisions of the Charter Documents, the shares of Common Stock will be validly issued, fully paid and non-assessable.

2.

With respect to the Preferred Stock Purchase Rights, (i) when the action with respect to the Common Stock referred to in paragraph 1 above has been taken, and (ii) if and when separated from the Common Stock, such Preferred Stock Purchase Rights have been duly

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issued and delivered with valid book-entry notations for the issuance thereof having been duly made in the share register of the Company, in accordance with the terms of the Rights Plan, such Preferred Stock Purchase Rights will be validly issued, fully paid and non-assessable.

3.	With respect to shares of Preferred Stock, when (i) the Articles of Amendment have been filed with the Secretary of State of the State of Georgia, and (ii) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the provisions of the Charter Documents, the shares of Preferred Stock will be validly issued, fully paid and non-assessable.

4.	The Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.	The Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.	The Depositary Shares will entitle the holders thereof to the rights specified in the applicable Deposit Agreement and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.	The Stock Purchase Contracts will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

8.	Stock Purchase Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

9.	The Rights will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

10.	The Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

11.	The Selling Stockholders’ Shares and the related Preferred Stock Purchase Rights have been validly issued and are fully paid and nonassessable.

This opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

PRGX Global, Inc.

November 19, 2012

Please note that we are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus and any prospectus supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Troutman Sanders LLP